UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2010 (November 4, 2010)

PREVENTION INSURANCE.COM
(Exact name of registrant as specified in its charter)

Nevada	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Paragon Capital LP 110 East 59th Street, 29th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 593 – 1600
(Registrant’s telephone number, including area code)
None
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On November 4, 2010, pursuant to a Securities Purchase Agreement, dated November 4, 2010, Prevention Insurance.com, a Nevada corporation (the “Company”), issued a warrant (the “Warrant”) to purchase up to 20,000,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), to Paragon Capital LP, a Delaware limited partnership (“Paragon”) for an aggregate purchase price equal to $20,000.00.  The Warrant is exercisable at an exercise price equal to $0.005 per share and expires three years from the date of issuance of the Warrant, or, if such date falls on a day other than a business day or on which trading does not take place on the principal market, the next trading day.  The descriptions of the Securities Purchase Agreement and Warrant, herein, are intended only to be a summary and are qualified in their entirety by the terms and conditions of the Securities Purchase Agreement and Warrant filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Form 8-K and incorporated herein by this reference.

             The Company issued the Warrant without registration under the Securities Act of 1933, as amended (the “Securities Act”), by the exemption from registration afforded the Company under Section 4(2) of the Securities Act due to the fact that the issuance did not involve a public offering of securities.

Item 9.01 Financial Statements and Exhibits.

     (d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit Number	Description
------------	------------------
4.1	Warrant, dated November 4, 2010 issued to Paragon Capital LP

10.1	Securities Purchase Agreement by and between the Company and Paragon Capital LP, dated November 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTION INSURANCE.COM

Date: November 8, 2010	By:	/s/ Alan P. Donenfeld
Name : Alan P. Donenfeld
Title : President and Secretary